UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

INPIXON

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Explanatory Note

On December 12, 2017, Inpixon (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, its entry into that certain Amendment Agreement, dated December 11, 2017 (the “Amendment Agreement”), by and among the Company and certain holders.

This Amendment No. 1 to the Original Form 8-K amends and supplements the Original Form 8-K to provide the disclosure required under Item 3.02 with regard to the Amendment Agreement, that was not included in the Original Form 8-K. The remainder of the Original Form 8-K remains unchanged.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information included in Item 1.01 of the Original Form 8-K is incorporated herein by reference. The Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended, to issue and amend the Debentures (as defined in the Original Form 8-K), which are held by “accredited investors,” as such term is defined in Rule 501 of Regulation D. The principal amount plus any interest that may accrue through the Maturity Date under the amended Debentures is convertible into up to an aggregate of 12,512,719 shares of the Company’s common stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 15, 2017	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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